UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ERF WIRELESS, INC.
                               ------------------
             (Exact Name of Registrant as Specified in its Charter)

               Nevada                                     76-0196431
   (State or Other Jurisdiction of                     (I.R.S. Employer
   Incorporation or Organization)                   Identification Number)

                      2911 South Shore Boulevard, Suite 100
                      -------------------------------------
                            League City, Texas 77573
                            ------------------------
    (Address, Including Zip Code, of Registrant's Principal Executive Office)

               Amended 2004 Non-Qualified Stock Compensation Plan
               --------------------------------------------------
                            (Full Title of the Plan)

                                  R. Greg Smith
                                  -------------
                      2911 South Shore Boulevard, Suite 100
                      -------------------------------------
                            League City, Texas 77573
                            ------------------------
                            Telephone: (281)538-2101
                            ------------------------

 (Name, Address and Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE


======================================== ============= ================ ================= ============

                  Title of                             Proposed Maximum Proposed Maximum   Amount of
              Securities To Be           Amount Being   Offering Price      Aggregate     Registration
                 Registered              Registered(1)   Per Share(2)   Offering Price(2)     Fee
---------------------------------------- ------------- ---------------- ----------------- ------------
Common Stock, par value $0.001 per share   5,000,000        $0.098          $490,000         $52.38
---------------------------------------- ------------- ---------------- ----------------- ------------

TOTAL                                                                                        $52.38
======================================================================================================


(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h), on the basis of the average of the high and low prices for a share of common stock as reported by the Over-The-Counter Bulletin Board.



--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

A total of 5,000,000 shares of ERF Wireless, Inc. ("Company") common stock, par value $0.001, were registered by Registration Statement on Form S-8, File No. 333-121719 to be issued to certain employees, officers, directors and consultants in connection with the Company's 2004 Non-Qualified Stock Compensation Plan ("Plan"). On May 25, 2007, the Company's board of directors approved an amendment to the Plan, which amendment increased the number of shares to be issued pursuant to the plan from 5,000,000 shares of common stock to 10,000,000 shares of common stock. The additional 5,000,000 shares are hereby being registered.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

The following documents filed by ERF Wireless, Inc. ("the Company") with the Securities and Exchange Commission ("SEC") are incorporated in this Form S-8 by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006; and

         2. All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") since the end of the fiscal year covered by the document referred to in (1) above.

         3. The description of the Company's common stock contained in the Company's Form 10-SB filed September 27, 1999 (File No. 000-27467; Accession Number 0000890566-99-001311), including any amendment or report filed for the purpose of updating such description.

         4. All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicate that all shares of common stock offered have been sold or that deregister all of the shares then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part of it from the date of filing of the documents.

         5. The Registration Statement on Form S-8, File No. 333-121719, filed by the Company with the Commission on December 28, 2004 is incorporated by reference into this Amendment.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "ERFW."

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's officers and directors are indemnified as provided by the Nevada Revised Statutes and the Company's bylaws.

Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation, the Bylaws or by Agreement. The Articles of Incorporation do not specifically limit the directors' liability; however the Bylaws specify the extent and nature of any liability of directors, as detailed below. There are currently no agreements in effect, which would limit such liability. Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that the Company will indemnify the directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

The Company's bylaws provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

The Company's bylaws provide that no advance shall be made by it to an officer of the company, except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. Exhibits

                  Exhibit No.              Identification of Exhibit
                  -----------              -------------------------

                  4.1 Amendment No. 1 to the Non-Qualified 2004 Stock Compensation Plan
                  5.1                      Opinion of Brewer & Pritchard, P.C.
                  23.1                     Consent of Brewer & Pritchard, P.C. *
                  23.2                     Consent of Independent Auditor
---------------------
* Included in its opinion filed as Exhibit 5.1

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:


         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                      i.   To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Act;

                      ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                      iii. To include any material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           Provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of League City, State of Texas, on May 25, 2007.

                                              ERF WIRELESS, INC.

                                              By: /s/ H. Dean Cubley
                                                  ------------------------------
                                                  Name: H. Dean Cubley
                                                        --------------
                                                  Title: Chief Executive Officer
                                                         -----------------------


Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   ----------------------------- ---------------------------------- ------------
            Signature                          Title                    Date
   ----------------------------- ---------------------------------- ------------

   /s/ H. Dean Cubley
   ------------------
   H. Dean Cubley                    Chief Executive Officer &      May 25, 2007
                                       Chairman of the Board


   ----------------------------- ---------------------------------- ------------

   /s/ R. Greg Smith
   -----------------
   R. Greg Smith                       Chief Financial Officer      May 25, 2007
                                             & Director

   ----------------------------- ---------------------------------- ------------

   /s/ Bartus H. Batson
   --------------------
   Bartus H. Batson                           Director              May 25, 2007


   ----------------------------- ---------------------------------- ------------

   /s/ John A. Burns
   -----------------
   John A. Burns                              Director              May 25, 2007

   ----------------------------- ---------------------------------- ------------


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